CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated April 26, 2019, relating to the financial statements and financial highlights which appear in the February 28, 2019 Annual Report to Shareholders of Wasmer Schroeder High Yield Municipal Fund, which are also incorporated by reference into the Registration Statement.

/s/ Tait, Weller & Baker LLP_____

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

April 14, 2020